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                                                                      Exhibit 12

                    CERTIFICATE OF THE SOLE STOCKHOLDER OF
                    MERRILL LYNCH MID CAP GROWTH FUND, INC.

     Fund Asset Management, L.P., the holder of shares of common stock, par value $0.10 per share, indicated below, of Merrill Lynch Mid Cap Growth Fund, Inc., a Maryland corporation (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

          Number of        Number of        Number of        Number of
       Class A Shares   Class B Shares   Class C Shares   Class D Shares
       --------------   --------------   --------------   --------------
           2,500             2,500            2,500            2,500

                                       FUND ASSET MANAGEMENT, L.P.

                                       By: /s/ Donald C. Burke
                                          --------------------------------
                                          Authorized Officer

Dated September 13, 2000